Thurman Shaw & Co., LC [letterhead]
Certified Public Accountants

July 9, 1999



Securities and Exchange Commission
Washington, D.C. 20509

Re:       Graystone Worldwide, Inc.
          Change of Auditors-Form 8-K

Dear Sirs:

We have reviewed the contents and disclosures regarding the changes in Registrants' Certifying Accountants and agree with all such disclosures.

Yours very truly,

/s/Jeffrey L. Shaw
Jeffrey L. Shaw
Certified Public Accountant

JLS/rws

563 West 500 South, Suite #410, Bountiful, Utah 84010
(801) 294-3155 FAX (801) 294-3190